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                                                                   EXHIBIT 10.56

                                AMENDMENT 2000-2

                              BECKMAN COULTER, INC.
                                  SAVINGS PLAN


              WHEREAS, Beckman Coulter, Inc. (the "Company"), a Delaware corporation, maintains the Beckman Coulter, Inc. Savings Plan (the "Plan"); and

              WHEREAS, the Company wishes to amend the Plan so that contributions are calculated based upon Participants' Plan Compensation before reduction for deferrals to the Company's Executive Deferred Compensation Plan and Executive Restoration Plan; and

              WHEREAS, the Company has the right to amend the Plan;

              NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2001, as follows:

              1. The definition of Annual Bonus contained in Section 1.2 of the Plan is amended to read as follows:

              "ANNUAL BONUS" or "ANNUAL BONUSES" shall mean the portion of Plan Compensation paid under the Company's executive and management incentive and performance sharing programs, or such similar broad-based programs as maintained by the Company from time-to-time (not including individualized programs such as retention bonuses).


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              2. The definition of Plan Compensation contained in Section 1.2 of the Plan is amended to read as follows:

              "`PLAN COMPENSATION' shall mean compensation paid during the Plan Year and includes the following: regular earnings, overtime, sick pay, shift differential, shift premium, vacation pay, Variable Pay, call-in pay, patent payments and holiday pay. Plan Compensation also includes any amounts contributed to a plan qualifying under Sections 401(k) or 125 of the Code as salary reduction contributions and any variable compensation paid according to a formal program or programs officially adopted by the Company on or after January 1, 1995. Any other form of compensation is excluded from Plan Compensation, including but not limited to the following: prizes, awards, housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, loss of use of company car, tuition reimbursement, article payments, tax reimbursement, Christmas gift, special awards, non-recurring bonuses, move-related payments, forms of imputed income, and Share Value Plan payments. Plan Compensation shall not include amounts deferred under the Company's non-qualified deferred compensation programs, provided that for contributions made for Plan Years commencing on or after January 1, 2001 (but not for previous Plan Years), Plan Compensation shall include the amounts described in this subsection prior to deferral under the Company's Executive Deferred Compensation Plan and Executive Restoration Plan. Plan Compensation shall also not include any amounts paid to an Employee prior to the date on which he or she became a Participant. Notwithstanding the foregoing, the maximum


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              amount of an Employee's Plan Compensation which shall be taken into account under the Plan for any Plan Year (the "Maximum Compensation Limitation") shall be $150,000 adjusted at the same time and in the same manner as under Sections 401(a)(17) and 415(d) of the Code. For any Plan Year of fewer than twelve months, the Maximum Compensation Limitation shall be reduced to the amount obtained by multiplying such limitation by a fraction having a numerator equal to the number of months in the Plan Year and a denominator equal to twelve."


              3. The following new definition of Variable Pay is hereby added to
Section 1.2 of the Plan:

              "`VARIABLE PAY' shall mean Annual Bonuses and sales and service incentive compensation."

              4. The references to "Annual Bonus" in Sections 3.1 and 3.2 are amended to refer to "Variable Pay."

              IN WITNESS WHEREOF, this Amendment 2000-2 is hereby adopted this 21st day of December, 2000.


                                   BECKMAN COULTER, INC.



                                   By /s/ Fidencio M. Mares
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                                   Its Vice President, Human Resources
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